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                                                                    EXHIBIT 10.1

                                                                  March 31, 2004

PERSONAL AND CONFIDENTIAL

Ms. Annunciata Cerioli
17 Dettmann Street
Longueville NSW 2066
Australia

Dear Nucci:

I am extremely pleased to confirm your new position as Vice President, Human Resources. You will be located at our headquarters office in Battle Creek, Michigan. Your new assignment will begin Friday, April 23, 2004, and you will report directly to me. Given the significance of your new position, the Company's Board of Directors will ratify your appointment as an officer of the Company during its meeting in April.

Your new salary will be $270,000 per year with an Annual Incentive Plan target bonus of 55%. You will continue to receive the benefits for which you are currently eligible, including benefits under the Kellogg Company Pension Plan, Severance Benefit Plan, and Welfare Benefit Plan. In special consideration for your acceptance of this offer, you will:

      (i) receive, contingent upon the approval of the Board of Directors, a sign-on restricted stock grant of 7000 shares of Kellogg Company stock. These options will vest three years from the date you begin your new role;

      (ii) be a member of the Executive Management Committee, where key corporate strategic and operational decisions are made; and

      (iii) be covered by our Change of Control Policy, which provides for you to receive certain benefits in the event you are terminated in connection with a change in control of the Company.

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Ms. Annunciata Cerioli
Page 2
March 31, 2004

In addition, we will pay the expenses involved in moving you and your family to Michigan in accordance with the Company relocation policy. (Enclosed is a relocation guide for your review.) For additional information regarding your relocation, we will schedule a time for you to speak to the appropriate contact at headquarters after the announcement is made.

Nucci, I am excited about working with you, and I am confident that the position will provide the professional opportunity and challenge you desire. Please confirm your acceptance of this offer by signing below and returning one copy to me and retaining a copy for your records.

                                          Sincerely,

                                          Carlos M. Gutierrez
                                          Chairman of the Board
                                          Chief Executive Officer

All employment is at-will, and any exceptions must be in writing and approved by the Chief Executive Officer. Kellogg Company continues to maintain and reserves the right to alter, amend or terminate its benefit plans.

I accept the above offer as presented this ______ day of April, 2004.

______________________________________________
                  (Signature)

______________________________________________
                 (Print Name)